Exhibit 99.1

FOR IMMEDIATE RELEASE

For Additional Information:

A. William Stein	Amy Cozamanis	Timothy Grace
Chief Financial Officer and	Investor/Analyst Information	Media Information
Chief Investment Officer	Financial Relations Board	Financial Relations Board
Digital Realty Trust, Inc.	(310) 854-8314	(312) 640-6667
(415) 738-6500

DIGITAL REALTY TRUST, INC. CONTINUES ITS

TECHNOLOGY REAL ESTATE SECTOR CONSOLIDATION

Contracts to Purchase Five Additional Data Centers and

Completes Acquisition of one of the Midwest’s Premier Data Centers and Internet Gateways

San Francisco, Calif. (June 3, 2005) – Digital Realty Trust, Inc. (NYSE: DLR) today announced that it has contracted to purchase five data centers and one office building totaling approximately 642,000 net rentable square feet. The Company has also completed its acquisition of the Lakeside Technology Center in Chicago for approximately $140 million in cash.

Five New Data Centers to be Added to Growing Portfolio

Digital Realty Trust has agreed to purchase five data centers and one office building for a total of approximately $109 million at an expected combined initial year unleveraged cash cap rate of approximately 10.8%. All of the properties are fully leased for an average of 13 years.

One of the data centers is located near Denver, Colorado and is 100% leased to AmeriQuest Mortgage Company through February 2012. The 82,000 square foot property, which houses corporate data center operations, will be purchased for approximately $16.5 million at an expected initial year unleveraged cash cap rate of approximately 9.25%. Digital Realty Trust expects to fund the purchase with borrowings made under its existing credit facility. The acquisition is expected to close within one week.

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560 MISSION STREET, SUITE 2900

SAN FRANCISCO, CA 94105

415-738-6500

Digital Realty Trust, Inc. Continues Its Technology Real Estate Sector Consolidation

June 3, 2005

The remaining four data centers and office building are 100% leased to Savvis, Inc. through February 2019. Three of the data centers and the office building are located in Santa Clara, California and the fourth data center is located in El Segundo in Southern California. The data center properties are extensively improved to serve the mission critical requirements of a broad range of customers that include each of the country’s top four Internet Enterprise companies, bulge bracket financial service firms and the IT departments of several Fortune 1000 companies. Situated at the epicenter of the Internet in the Silicon Valley, the average utilization rate of these centers exceeds 70%, significantly greater than the industry average. The 560,000 square foot portfolio will be purchased for approximately $92.5 million at an expected initial year unleveraged cash cap rate of approximately 11%. Digital Realty Trust expects to fund the purchase with borrowings made under its existing credit facility. The acquisition is expected to close by the end of June 2005.

“The assets we’re acquiring are fantastic properties that are fully occupied for an extended period,” said Michael Foust, Chief Executive Officer of Digital Realty Trust. “AmeriQuest is one of the nation’s leading mortgage lenders, and the Savvis properties have some of the highest utilization rates in the industry. Adding the five new data centers to our portfolio gives us an even greater opportunity to provide mission critical facilities to leading businesses throughout the United States.”

Premier Data Center and Internet Gateway Added to Asset Base

Digital Realty Trust recently completed the purchase of the Lakeside Technology Center (“Lakeside”) which serves as the Midwest’s dominant Internet Gateway and data center. The property was purchased for approximately $140 million in cash, funded through a $100 million first mortgage provided by Morgan Stanley Mortgage Capital, Inc. plus borrowings under the Company’s credit facility and from working capital.

Lakeside is an 8-story building comprising a total of approximately 1.1 million square feet, 275,000 square feet of which is vacant space in shell condition held for redevelopment. The property is approximately 96% leased, excluding the vacant shell space, and is expected to generate an initial year unleveraged cash cap rate of approximately 9.0%.

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Digital Realty Trust, Inc. Continues Its Technology Real Estate Sector Consolidation

June 3, 2005

“The Lakeside Technology Center is one of the Midwest region’s premier data centers and Internet Gateways, and we are very proud to be its new owner,” said Mr. Foust. “This investment expands and diversifies our geographic presence into a very important data center market and provides us with a new facility offering for corporate requirements and telecom networks in the Chicago area.”

About Digital Realty Trust, Inc.

Digital Realty Trust, Inc. (NYSE: DLR - News) owns, acquires, repositions and manages technology-related real estate. The Company’s 27 properties contain applications and operations critical to the day-to-day operations of technology industry tenants and corporate enterprise data center tenants. Comprising approximately 7.4 million net rentable square feet, Digital Realty Trust’s property portfolio is located throughout the United States, with one property located in London, England. For additional information, please visit the Company’s website at www.digitalrealtytrust.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the federal securities laws. Such statements are based on management’s beliefs and assumptions made based on information currently available to management. Such statements are subject to risks, uncertainties and assumptions and are not guarantees of future performance and may be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Some of the risks and uncertainties that may cause our actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements include, among others, the following: adverse economic or real estate developments in our markets or the technology industry; general and local economic conditions; defaults on or non-renewal of leases by tenants; increased interest rates and operating costs; our failure to obtain necessary outside financing; decreased rental rates or increased vacancy rates; difficulties in identifying properties to acquire and completing acquisitions; our failure to successfully operate acquired properties and operations; our failure to maintain our status as a REIT; possible adverse changes to tax law; environmental uncertainties and

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Digital Realty Trust, Inc. Continues Its Technology Real Estate Sector Consolidation

June 3, 2005

risks related to natural disasters; financial market fluctuations; changes in foreign currency exchange rates; and changes in real estate and zoning laws and increases in real property tax rates. The risks included here are not exhaustive, and additional factors could adversely affect our business and financial performance. We discussed a number of additional material risks in our annual report on Form 10-K for the year ended December 31, 2004 and other filings with the Securities and Exchange Commission. Those risks continue to be relevant to our performance and financial condition. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such risk factors on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. We expressly disclaim any responsibility to update forward-looking statements, whether as a result of new information, future events or otherwise.

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